Exhibit 99

National City Corporation 1900 E. 9th St. Cleveland, OH 44114-3484

NEWS RELEASE
For Immediate Release

Media Contact:
Kelly J. Wagner
216-222-9514
Kelly.J.Wagner@NationalCity.com

NATIONAL CITY RESPONDS TO WALL STREET JOURNAL STORY ON
SPITZER INVESTIGATION OF LENDING PRACTICES

     CLEVELAND—APRIL 28, 2005—National City Corporation (NYSE: NCC) has responded to the story in today’s Wall Street Journal referencing New York Attorney General Eliot Spitzer’s investigation of loan practices. The company confirmed that it has received no such letter or inquiry as described in the article.

About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at NationalCity.com.

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